UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017 (October 3, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., #100 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on the Current Report on Form 8-K filed on June 6, 2017, trading in the common stock of Inventergy Global, Inc. (the “Company”) was suspended on The Nasdaq Stock Market (“Nasdaq”) effective June 7, 2017.

As previously reported on the Current Report on Form 8-K filed on September 5, 2017, after careful consideration and in connection with the previous delisting notices received by the Company from Nasdaq as previously disclosed in the Current Reports on Form 8-K filed by the Company on November 25, 2016, April 13, 2017 and August 29, 2017, the Company withdrew its appeal of the Nasdaq Hearings Panel decision, dated July 5, 2017, pursuant to which it determined to delist the Company’s common stock from Nasdaq.

On October 3, 2017, the Company was notified by Nasdaq that it will issue a press release on October 5, 2017 announcing that the Company’s common stock will be delisted from Nasdaq. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting, and the delisting will become effective ten days after the Form 25 is filed.

Following the delisting, the Company’s common stock will continue to trade on the electronic quotation service operated by OTC Markets Group Inc. (www.otcmarkets.com) under its current ticker symbol “INVT.”

Item 8.01	Other Events.

On October 5, 2017, the Company issued a press release announcing the above notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer